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                                                          EXHIBIT 10(14)

                                    EXHIBIT A

                                 PROMISSORY NOTE

$225,435                                                    MAY 10, 1996

      For value received, Winners Entertainment, Inc., a Delaware corporation formerly known as Excalibur Holding Corporation ("Winners"), promises to pay the order of Darelynn Lehto, a resident of Minnesota ("Lehto"), at the offices of Faegre & Benson L.L.P., 220 Norwest Center, Minnesapolis, Minnesota, or at such other place as the holder hereof and then hereafter from time to time designates in writing, in lawful money of the United States of America, the principal sum of Two-Hundred and Twenty-Five Thousand Four Hundred and Thirty-Five Dollars ($225,435) (the "Principal Balance") according to the following installment schedule:

            Date Installment Due      Amount of Installment

              August 1, 1996                 $5,000.00
              November 1, 1996               $5,000.00
              February 1, 1997               $5,000.00
              May 1, 1997                   $50,087.00
              May 1, 1998                   $40,087.00
              May 1, 1999                   $40,087.00
              May 1, 2000                   $40,087.00
              May 1, 2001                   $40,087.00

      Each payment under the above schedule shall be by check payable to Darelynn Lehto at Faegre & Benson L.L.P. No interest shall be due and payable on the principal balance of this Note if the payments of the principal balance of this Note are paid when due; provided, however, that if any payment on the principal balance of this Note is not paid when due, then interest shall be due and payable on the Principal Balance at the rate of 8% per annum from and after the date such payment was due until the date such late payment, together with any accrued interest, has been paid in full. This provision shall not be deemed to excuse late payment or be deemed a waiver of any other rights Lehto may have upon a failure to duly and punctually pay the principal balance hereof.

      Winners may prepay the principal balance of this Note in whole or in part at any time without premium or penalty.

      If any payment hereunder is not made after ten (10) days' written notice of default given to Winners by first class mail at the address shown below (such notice effective three days after mailing), then Lehto may, at her option, by notice in writing to Winners, declare this Note to be immediately due and payable whereupon the principal balance shall be immediately due and payable without further notice or demand.

      The Principal Balance shall become automatically due and payable without notice or demand if a petition is filed by or against Winners under the United States Bankruptcy Code.

      Winners shall pay all costs of collection, including reasonable attorneys' fees and legal expenses, if this Note is not paid when due.
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      This Note shall be governed by the substantive law of Minnesota. The federal and state district courts in Hennepin and Ramsey Counties of Minnesota shall have exclusive jurisdiction over disputes concerning this Note.

      Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such a prohibition or unenforceability without invalidating the remaining provisions hereof.

      No delay or omission on the part of any holder hereof in exercising any right or remedy hereunder shall operate as a waiver of any right or remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

      All makers, endorsers, sureties, guarantors, and accommodation parties hereby waive presentment, dishonor, notice of dishonor and protest and consent to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and any other documents related hereto and to the release of or failure by Lehto to exercise any rights against any party liable for or any property securing payment thereof.

                                       Winners Entertainment, Inc.
                                       State Route 2 South
                                       Post Office Box 358
                                       Chester, West Virginia 26034

                                       /s/  Edson R. Arneault
                                       -----------------------------------------
                                       By:  Edson R. Arneault
                                       Its: President